Exhibit 10.28

Hawaiian Telcom & Accenture CONFIDENTIAL

Extension of Amendment Number Nine

To Application Services Agreement

March 31, 2008

EXTENSION OF AMENDMENT NUMBER NINE

TO APPLICATION SERVICES AGREEMENT

This Extension of Amendment Number Nine (“Amendment”), effective as of March 31, 2008 (the “Amendment Extension Effective Date”), is between Hawaiian Telcom Communications, Inc. (“Hawaiian Telcom”) and Accenture LLP (“Accenture”). Accenture and Hawaiian Telcom may be referred to in this Amendment individually as “Party” and together as “Parties.”

The Parties entered into that certain Application Services Agreement, effective as of February 5, 2007 (the “Agreement”), which the Parties now desire to amend.

The Parties agree to modify and amend the Agreement, as follows:

1.               Term: Section 1.2, Term, of the SOW as set forth in Amendment Number Nine is extended from March 31 2008 to June 30, 2008.

2.               Defined Terms: Any terms not defined in this Amendment will have the same meaning as in the Agreement.

3.               Effect of Amendment:  Unless otherwise amended herein, all terms and conditions of the Agreement, as previously amended, remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the Parties hereto as of the Amendment Extension Effective Date.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Kevin J. Nystrom

Name:	Kevin J. Nystrom

Title:	Chief Operating Officer

Date:	March 24, 2008

Accenture LLP

By:	/s/ James E. Bailey

Name:	James E. Bailey

Title:	Senior Executive

Date:	March 13, 2008